EXHIBIT 10.16

FORM OF
SECURED PROMISSORY NOTE

$________________	____________, 2004

NEW YORK, NEW YORK

          FOR VALUE RECEIVED,  NuVim, Inc., a Delaware corporation having an address at  2 Route 17 North Paramus, New Jersey  07652 (“Borrower”), by this Note unconditionally promises to pay to the order of  Richard Clark, an individual having an address at  c/o Dick Clark Productions, Inc., 3003 West Olive Avenue, Burbank, CA  91505 (“Payee”) or at such other place as Payee may direct in writing, in lawful money of the United States of America, the principal amount of ______________________ __________________ ($____________) DOLLARS (the “Principal Amount”), together with accrued interest thereon, on the Maturity Date, as defined below.

          This Note is one of the Notes referred to in Section 2.02 of the Loan Agreement entered into by Borrower and Payee, dated July 26, 2004.

          The Principal Amount and accrued interest shall be due and payable upon the earliest to occur of: (a) January 1, 2005; (b) the consummation of an initial public offering of the stock of Borrower (an “IPO”); (c) an affirmative determination by Borrower not to pursue an IPO; (d) a sale of all or substantially all of the assets of Borrower; (e) a sale, lease, transfer or other disposition of Borrower’s stock; or (f) the merger or consolidation of Borrower (the “Maturity Date”).  Interest shall be computed on the basis of a 360 day year for the actual number of days elapsed.

          Interest shall accrue at the rate of ten (10%) percent per annum.  In the event of Borrower’s default in the payment of any amounts due and payable hereunder, default interest shall accrue at the rate of fifteen (15%) percent per annum from the date of such default until the date of repayment.  All default interest shall be payable on demand.

          If any payment under this Note becomes due on a day on which banks in New York City are required or permitted by law to remain closed, such payment shall be made on the next succeeding business day on which such banks are open, and such extension of  time shall be included in computing interest in connection with such payment.

          Borrower’s obligations under this Note are secured by that certain Security Agreement (the “Security Agreement”) dated July 26, 2004 given by Borrower to Payee covering the Collateral (as such term is defined in the Security Agreement).

          The occurrence of any of the following shall be an event of default (“Event of Default”) under this Note:

          1)          Borrower shall fail to pay the principal of, or interest on, this Note, or any amount of a commitment or other fee, as and when due and payable;

          2)          Any representation or warranty made or deemed made by Borrower in any Loan Document or which is contained in any certificate, document, opinion, or financial or other statement furnished at the time under or in connection with this Agreement shall prove to have been incorrect, incomplete, or misleading in any material respect on or as of the date made or deemed made;

          3)          Borrower shall fail to perform or observe any term, covenant, or agreement contained in the Loan Agreement, and such failure shall continue for a period of thirty (30) consecutive days;

          4)          Borrower shall fail to perform or otherwise default under any other indebtedness agreement, the effect of such failure to perform or observe is to accelerate, or permit the acceleration of the maturity of such indebtedness, prior to the stated maturity thereof;

          5)          Borrower shall be insolvent, have filed a petition of bankruptcy or had a petition filed against it, or accept the appointment of a receiver for its assets;

          6)          One or more judgments, decrees, or orders for the payment of money in excess of $100,000 in the aggregate shall be rendered against Borrower;

          7)          Any material adverse change in the condition (financial or otherwise) or the results of operations of Borrower including without limitation the failure of Wal-Mart to issue additional purchase orders for the product;

          8)          Any material breach of the License Agreement or Supply Agreement between Borrower and Stolle Milk Biologics, Inc.; or

          9)          Any Change of Control of Borrower shall occur.

Upon any Event of Default, Payee may accelerate Borrower’s obligations under this Note, whereupon the Principal Amount and all accrued interest shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by Borrower.  Payee shall also be entitled to exercise any and all remedies available pursuant to the Security Agreement.

          Payments by Borrower shall be made to Payee without any set-off, counterclaim, withholding or condition of any kind.

          Borrower hereby waives presentment for payment, demand, notice of nonpayment, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that the liability of Borrower shall be unconditional, without regard to the liability of any other party and shall not be in any manner affected by any forbearance, partial action or delay on the part of any holder of this Note in regard to the exercise of any right, power, or remedy under this Note.

          No modification or waiver of any provision of this Note and no consent by Payee to any departure therefrom by Borrower shall be effective unless such modification or waiver shall be in writing and signed by Payee, and the same shall then be effective only for the period and on the conditions and for the specific instances specified in such writing.  No failure or delay by Payee in exercising any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

          This Note and the provisions hereof shall be binding upon and inure to the benefit of Borrower and Payee and their respective the successors and assigns and shall be construed in accordance with, and be governed by, the laws of the State of New York, without giving effect to principles of conflict of laws.

          If any provision, or a part hereof, of this Note is prohibited, unenforceable or invalid under the laws of any jurisdiction, then such provision or part shall be ineffective to the extent of such prohibition, unenforceability or invalidity under the applicable law in such jurisdiction without affecting the enforceability or validity of such provision in any other jurisdiction, and without invalidating the remainder of such provision or other provisions of this Note.

BORROWER:

NUVIM INCORPORATED

By:

Name:	Richard Kundrat
Title:	President

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